UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 2009

DOLAT VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-151570	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

Mr. Gary Tice
8050 No. University Dr.
Suite 202
Tamarac, Fl. 33321
(Address of principal executive offices)

(954) 489-1210
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into a Material Definitive Agreement:

On November 9, 2009, Dolat Ventures, Inc (the “Registrant” also the “Company”) entered into an Agreement and Plan of Acquisition whereby the Registrant agreed to acquire 100% of the outstanding capital stock of Dove Diamonds and Mining, Inc., a Nevada Corporation, in exchange for  Twenty Million Six Hundred Twenty Two Thousand (20,622,000) restricted common shares of the Registrant.  The Agreement and Plan of Acquisition is attached to this Current Report on Form 8-K as Exhibit 10.1.  The share exchange shall be effective upon satisfaction of all contingencies set forth in the Agreement, and is anticipated during the month of November, 2009.

Item 9.01          Financial Statements and Exhibits

Exhibit 10.1:  Agreement and Plan of Acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAT VENTURES, INC.

By:	/s/ GARY TICE
Gary Tice
President, Chief Financial Officer and Secretary

Dated: November 17, 2009